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                                   EXHIBIT 11

                  MOBILE AMERICA CORPORATION AND SUBSIDIARIES

                  UNAUDITED COMPUTATIONS OF EARNINGS PER SHARE

                     QUARTERS ENDED MARCH 31, 1995 AND 1994



                                                       1995             1994
                                                   ------------     ------------
Net Income                                         $  1,128,527     $  1,606,858
                                                   ============     ============



Common shares outstanding                             6,264,040        6,269,040

Effect of weighting treasury stock acquired               -                -

                                                   ------------     ------------


Common and common equivalent shares used in
   computing earnings per share                       6,264,040        6,269,040
                                                   ============     ============




Earnings per share                                 $        .18     $        .26
                                                   ============     ============


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